EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated November 8, 2005 accompanying i) management’s assessment of the effectiveness of internal control over financial reporting of Energy Transfer Partners, L.P. as of August 31, 2005; ii) the consolidated financial statements of Energy Transfer Partners, L.P. as of August 31, 2005 and for each of the two years in the period ended August 31, 2005 and for the eleven months ended August 31, 2003; iii) the consolidated balance sheet of Energy Transfer Partners GP, L.P. as of August 31, 2005; and iv) the consolidated balance sheet of Energy Transfer Partners, L.L.C. as of August 31, 2005, all included in the Annual Report of Energy Transfer Partners, L.P. on Form 10-K for the year ended August 31, 2005. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Energy Transfer Partners, L.P. on Form S-4 (File Nos. 333-40407 and 333-125036) and Form S-3 (File Nos. 333-120770, 333-123491, 333-86057 and 333-107324).

/s/ Grant Thornton LLP

Tulsa, Oklahoma

November 11, 2005